UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2020

EXTRACTION OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-37907	46-1473923
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)
370 17th Street
Suite 5300
Denver	Colorado		80202
(Address of principal executive offices)			(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01	XOG	NASDAQ Global Select Market

Registrant’s telephone number, including area code (720) 557-8300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In light of the historic decline in commodity prices and the unprecedented level of market volatility affecting the oil and gas industry, Extraction Oil & Gas, Inc. (the “Company”) has determined that its historic compensation structure and performance metrics are ineffective in motivating and incentivizing the Company’s workforce in the current environment. With the advice of its independent compensation consultant and legal advisors, the Company has implemented the following revised compensation structure for the Company’s executives and senior managers (including each of our named executive officers), other employees and non-employee directors effective as of June 8, 2020.
Named Executive Officers and Other Senior Managers: Matthew R. Owens, our President and Chief Executive Officer, agreed to reduce his 2020 target variable compensation by 20%. The Company has approved retention agreements with 16 of our executives and senior managers (“Senior Managers”), including our named executive officers, pursuant to which an aggregate of $6.7 million of payments will be paid. These amounts, along with restricted cash awards previously made to the Senior Managers, are subject to repayment by the Senior Managers upon a resignation without “good reason” or termination of employment for “cause” before specified dates and events. As a condition to participating in the revised compensation program, the Senior Managers are required to waive participation in the Company’s 2020 annual incentive plan, and all equity compensation awards granted to the Senior Managers in 2020 have been cancelled.
Other Employees: To maintain the stability and cohesion of our workforce and minimize distractions arising from the uncertainty associated with our compensation program, the Company has implemented a cash retention plan pursuant to which all eligible employees other than the Senior Managers may earn an aggregate amount equal to their target 2020 variable compensation. The Company believes that this emphasis on retention is essential to keep employees engaged and focused on the performance of their duties.
Non-Employee Directors: The Company also revised its non-employee director compensation program. Under the revised program, base retainers for our non-employee directors have been reduced by $10,000 and all non-employee director compensation will be paid in cash on a quarterly basis.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRACTION OIL & GAS, INC.

Dated: June 11, 2020
	By:	/s/ Tom L. Brock
Tom L. Brock
Vice President and Chief Accounting Officer

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